UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  Sept. 27, 2011

Northumberland Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-165373	98-0628594

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

701 N. Green Valley Pkwy, #200-258, Henderson, NV	89074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 335-0356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition or Disposition of Assets.

On Sept. 27, 2011, the registrant purchased at  an auction held by Evenson Auction two leases located in Pratt County for Fifty Thousand and Twenty Two Thousand Five hundred Dollars.   The leases both carry a 100% Working Interest of 82% Net Revenue Interest.   The descriptions of such leases are attached as an Exhibit 99a hereto.

On Sept. 27, 2011, the registrant also purchased a 30% interest in Lassso Energy, LLC’s 80% Net Revenue Interest in three leases in Barton and Stafford County, Kansas.   The three leases combined contain slightly more than 564 net acres.   In total there are seven active wells and no inactive wells in these leases.   There are four oil producing wells, two disposal wells and one injection well.  The descriptions of such leases are attached as an Exhibit 99b hereto.

Item 3.03 Material Modification to Rights of Security Holders.

On Sept. 30, 2011, the registrant issued a 19 for 1 dividend of its $0.001 par value common stock in order to effectuate as 20 for 1 forward. The record date for the split was Sept. 15, 2011. FINRA declared the payment date of Sept. 30 effective.

Exhibits

No. Exhibits

99a	Lease Descriptions
99b	Lease Descriptions

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated Oct. 3,  2011

Northumberland Resources, Inc.

By:	/s/ Fortunato Villamagna
Fortunato Villamagna, President

EXHIBIT INDEX

No. Exhibits

99a	Lease Descriptions
99b	Lease Descriptions